CORRESP 1 1234567890 xxxxxxxx CORRESP DOCUMENT ASSEMBLED FOR VALIDATION PURPOSES ONLY ON supagtlnl

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) July 7, 2005

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation)( Commission File Number)(I.R.S. Employer Identification No.)

720 Third Avenue, Suite# 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

A Form 8-K was filed on December 4, 2004, that the Registrant made a purchase of 51% of equity interest of a manufacturing company, Liuzhou Liuerkong Machinery Co., Ltd ("LEK"), in south China.

On June 30, 2005, a supplementary contract was executed to acquire an additional 9.4% of LEK equity. Consequently, the Registrant's total equity interest in LEK is 60%. (For details of the agreement, please refer to Exhibit A.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

Date:	July 6th, 2005	By: /S/ Dickson Lee

Dickson Lee, Chairman & CEO

Exhibit A

                                                                                                                                    June 30, 2005

L & L FINANCIAL HOLDINGS, INC.

Mr. Yang Wu

AND

LIUZHOU LIUERKONG MACHINERY CO., LTD ("LEK")

SUPPLEMENTARY CONTRACT of

ACQUISITION AND INVESTMENT AGREEMENT

This Supplementary Contract of Acquisition and Investment Agreement ("Supplementary Agreement") is signed on June 30, 2005,

by :
(1)	Party A: L&L Financial Holdings, Inc., a Nevada corporation, with headquarters located at Suite# 1611, 720 3rd Ave, Seattle, WA 98104, USA.

(2) Party B: Mr. Yang Wu is a Chinese citizen (Chinese ID# 450703194905020017), resides at 94 Cheng-Zhan Rd, Liu-Zhou city, Guang-Xi province, China.

(3) Party C: Liuzhou Liuerkong Machinery Co. Ltd. was established and registered in China. It is located at 94 Chen-Zhan Rd., Liu-Zhou city, Guang-Xi province, China.

BACKGROUND:
1)	Party A, after successfully acquired a 51% equity shares of Party C on December 4, 2004 and with cooperation from Party B and Party C, has assigned its accountants and advisors to actively improve Party C's internal controls, inventories procedures, introduced the American accounting principles (US GAAP), and funded on Party C's working capital. It plans to introduce advanced technology from either the US or Japan, and is to develop US and other overseas markets for products of Party C. Based on the cordial relationship, Party A plans to increase additional 9.4% share of Party C through an acquisition of this 9.4% from party C (6,579,500 shares).

2)	Party B, having 9.4% (totaling of 6,579,500 shares) of Party C and friendly to both Party A and Party C, is willing to sell all it's shares (9.4%) to Party A

3)	Party C is a company private company with limited liability and is owned by various shareholders. It is in a business of manufacturing and marketing of piston-type air compressor machines, screw-type air compressor machines, and PVC plastic molding machines.

Through friendly discussions among Parties A, B, and C, all parties agree that based on the acquisition and agreement signed on December 4, 2004 ("the original agreement") to proceed on Party A's acquisition of additional share of Party C, thus reach this Supplementary Agreement, as follows:

1.	SALES AND PURCHASE:

	(1)	SHARES' PURCHASE, SALE AND AGENCY: Party B agrees to sell to Party A of its ownership of 9.4% equity share of Party C (equivalent 6,579,500 shares).

Both Party A and Party B agree within the time-frame mentioned in the original agreement that Party B is to act as an agent of Party A to hold this 9.4% equity as well as the original 51% equity shares. As stated under Section 2(2) of the original agreement, that when a new Sino-Foreign joint Venture is established, the agent capacity of Party B is to be terminated. Party A and Party B also agree that within 7 days after the signing of this supplementary agreement, Party A is to issue 265,859 common shares of L&L Financial Holdings, Inc., and to register such shares under Party B's name, ensuring shares can be owned by Party B. Party B agrees the same and officially changes the titles of shares sold to Party A, on Party C's official records.

(2)	PRICE OF PURCHASE SALES: Price, agreed by both Parties A and B, is based on Party C's Net Equity as of 11/30/2004 (which is the audited net equity indicated on the Chinese CPAs report, and discounted at a 70% factor). A 9.4% factor is applied to the Net Equity (that is 70% of RMB 100 million at 9.4%= RMB 6.58 million) as the price of shares. The price is exchanged by Party A shares at its currently selling price of US$ 3.00 (using exchange rate of US$ 1.00 equals to RMB 8.25, meaning at RMB 24.75 per share of Party A shares).

(3)	PURCHASE BACK: Within the time-frame of the original agreement, if Party B or Party C can not meet the promises, claims and guarantees made in the original agreement, Party A may request a purchase-back with additional cost, of its shares within 15 working days, and Party B is to return all Party A share specified in this supplementary agreement. On the same principle, if Party A can not meet its promises, claims and guarantees in the original agreement, Party B may request a purchase-back without additional cost, within 15 days and Party A is to return Party B's shares.

2.	OTHER AGREEMENTS:

	1)	This supplementary agreement is supplementary to the original agreement. It has the same legal meaning and effect of the original agreement.

	2)	Parties A, B, and C agree that if a new joint venture is established, this supplementary agreement and the original agreement will be terminated

	3)	This supplementary agreement is prepared in 3 copies. Party A, B, and C each holds 1 copy. Each copy has the equal legal effect.

	4)	This supplementary agreement becomes affective when legal representative or authorized agents of all three parties execute his/her name.

This supplementary agreement is signed and dated by the following people, to execute this agreement.

Party A: L & L Financial Holdings, Inc.

/s/ Edwin Li, VP

Signature of it's legal representative, or authorized agent

Party B: Mr. Yang Wu

/s/ Yang Wu

Signature of Mr. Yang Wu

Party C: Liuerkong Machinery Co. LTD. (LEK) /s/ legal representative Signature of it's legal representative, or authorized agent

Dated on June 30, 2005